Exhibit 99.1

Benefits, Equity & Compensation FAQs

2 2 Legal Disclaimer Important Additional Information and Where to Find It In connection with the proposed acquisition of Talend S . A . (“Talend”) by Tahoe Bidco (Cayman), LLC, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), Parent will commence, or will cause to be filed, a tender offer for all of the outstanding shares, American Depositary Shares, and other outstanding equity interests of Talend . The tender offer has not commenced . This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Talend . It is also not a substitute for the tender offer materials that Parent will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer . At the time that the tender offer is commenced, Parent will file tender offer materials on Schedule TO with the SEC, and Talend will file a Solicitation/Recommendation Statement on Schedule 14 D - 9 with the SEC with respect to the tender offer . THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY TALEND’S SECURITY HOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER . Both the tender offer materials and the solicitation/recommendation statement will be made available to Talend’s investors and security holders free of charge . A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Talend’s investors and security holders by contacting Talend at ir@talend . com , or by visiting Talend’s website ( www . talend . com ) . In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Talend with the SEC) will be available at no charge on the SEC’s website ( www . sec . gov ) upon filing with the SEC . TALEND’S INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PARENT OR TALEND WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER . THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PARENT AND TALEND . Forward - Looking Statements This document contains certain statements that constitute forward - looking statements. These forward - looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, the timing and benefits thereof, as well as other statements that are not historical fact. These forward - looking statements are based on currently available information, as well as Talend’s views and assumptions r egarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ mater ial ly and adversely from those expressed or implied in such forward - looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the com pletion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer; the failure to obtain necessary regulatory or other approvals; the outcome of leg al proceedings that may be instituted against Talend and/or others relating to the transaction; the possibility that competing offers will be made, risks associated with acquisitions, such as the risk that transaction may be more difficult, time - consuming or costly than expected or that the expected benefits of the transaction will not occur; as well as those described in cautionary statements co ntained elsewhere herein and in Talend’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Talend’s most recent annual report on Form 10 - K, and any su bsequent reports on Form 10 - Q or form 8 - K filed with the SEC, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to th e t ender offer) to be filed by Parent, and the Solicitation/Recommendation Statement on Schedule 14D - 9 to be filed by Talend. As a result of these and other risks, the proposed transaction may not be com pleted on the timeframe expected or at all. These forward - looking statements reflect Talend’s expectations as of the date of this report. The forward - looking statements included in this communic ation are made only as of the date hereof. Talend assumes no obligation and does not intend to update these forward - looking statements, except as required by law.

3 3 Preface Remember today’s session is dedicated to your questions about Benefits, Equity & Compensation. • Please refer all other questions to your manager or submit a question you’d like addressed via atTalend Please appreciate that we may not have ALL the answers at this time. • It’s still very early in the process and there are things we either do not know at this time and/or are legally unable to discuss before the close of the transaction

4 4 Agenda Benefits Compensation Equity 01 02 03

5 5 Other Questions? Visit the atTalend page You will find the following messages: • Christal Bemont Announcement - Read the memo from our Chief Executive Officer. • Employee FAQs - This was last updated on 3/10/21. Be sure to check back for updates. • Press Release - Read our public announcement.

6 6 Benefits Will employee benefits be part of the discussion on acquisition? Can you make any assurances that benefits will not be cut in the acquisition? (Specifically, “quality of life” benefits like parental leave) Will there be changes to benefits as part of the acquisition? Will employee sentiment be measured pre - and post - announcement? There was a recent TEAM survey, any plans or reissuing that as the announcement could change answers mid - polling?

7 7 Compensation Will employee wages be part of the discussion on acquisition? Can our future [salary] be guaranteed? Including whether the salary will be reduced and whether the posts will be transferred casually? Will there still be annual rewards planning to review my salary and/or promotions next year? What will happen to 2021 salary increases and/or promotions? What happens to year - end hike where employees were expecting shares as part of yearly appraisals? Will there be annual equity grants this year?

8 8 Equity

8 8 Equity Could Talend give a walkthrough on how RSUs and Non - Qualified Stock Options will be affected with some use cases (offered, vested, unvested, cliff, etc.)? What happens with all the RSUs and Options granted in prior years? What happened to those that have not vested yet? Will any additional RSUs be granted this year? Can we get the $66 unvested RSU commitment in writing?

9 9 ESPP

9 9 ESPP Could Talend give a walkthrough on how ESPP will be affected with some use cases? Will the current ESPP run as normal, with a closing price of $66, locking in a return? Should I suspend it with refund now? Will there still be annual rewards planning to review my salary and/or promotions?

10 10 Additional Questions

10 10 Additional Questions What would happen to vested RSUs of an employee who is leaving now, before the transaction? Would they receive a payout at the time of leaving? If an employee were to leave Talend after the acquisition date, but before all their shares vested, would Talend pay the employee out over the vesting period, or as a lump sum on leaving, or are these forfeited? If I chose to leave before my equity vest date, what happens to the remaining granted shares? Do I get a pro - rated vesting? How will the tender offer be taxed? How does this affect shares that are already long - term gains? Who can answer general tax issues?